SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Univest Corporation of Pennsylvania

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS
Beneficial Ownership of Directors and Officers
Compliance with Section 16 (a) of the Securities Exchange Act of 1934
The Board, the Board’s Committees and Their Functions
REPORT OF THE AUDIT COMMITTEE
COMPENSATION AND ADDITIONAL INFORMATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PROPOSALS
Proposal Number 1 -- Election of Directors
Proposal Number 2 -- Election of Alternate Directors
PROPOSALS TO AMEND UNIVEST’S ARTICLES OF INCORPORATION
Proposal Number 3 -- Proposal to Amend the Articles of Incorporation
Proposal Number 4 -- Proposal to Amend Univest’s Articles of Incorporation
Proposal Number 5 -- Proposal to Amend Univest’s Articles of Incorporation to Reduce Quorum
Proposal Number 6 -- Proposal to Amend Univest’s Articles of Incorporation to Clarify the Nomination
CODE OF CONDUCT
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
SHAREHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A

14 North Main Street
P. O. Box 64197
Souderton, Pennsylvania 18964
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 11, 2006

TO THE HOLDERS OF COMMON STOCK:
      The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 11, 2006, at 10:45 a.m., in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.
      Univest’s Board of Directors recommends a vote:

1.	FOR the election of four Class I directors each for a three-year term expiring in 2009 and until their successors are elected and qualified.

2.	FOR the election of three alternate directors each for a one-year term expiring in 2007 and until their successors are elected and qualified.

3.	FOR the proposal to Amend the Articles of Incorporation of Univest Corporation of Pennsylvania to Add Authorization Provision and to Restate the Purpose Provision.

4.	FOR the proposal to Amend Univest’s Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and to Authorize Issuance of Preferred Stock.

5.	FOR the proposal to Amend Univest’s Articles of Incorporation to Reduce Quorum at Shareholder Meetings from 66 2/3% to a Majority.

6.	FOR the proposal to Amend Univest’s Articles of Incorporation to Clarify the Nomination Process for Alternate Directors.
      Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.
      The close of business on February 24, 2006, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.
      The accompanying proxy statement forms a part of this notice.
      SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION’S COMMON STOCK.
      IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS/HER RIGHT TO VOTE. Whether or not you plan to attend the meeting, please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.
By Order of the Board of Directors
WILLIAM S. AICHELE
Chairman
WALLACE H. BIELER
Secretary
March 10, 2006

PROXY STATEMENT
      Univest Corporation of Pennsylvania (Univest or Corporation) is a one-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended. Univest elected to become a Financial Holding Company in 2000 as provided under Title I of the Gramm-Leach-Bliley Act, and is subject to supervision by the Federal Reserve System. The Principal subsidiary of the Corporation is Univest National Bank and Trust Co. (Bank). Union National Bank and Trust Company of Souderton and Pennview Savings Bank (which was a wholly owned subsidiary of the Corporation) were merged together on January 18, 2003 with Union National Bank and Trust Company of Souderton being the surviving entity. Upon the completion of the merger, Union National Bank and Trust Company of Souderton’s name was changed to Univest National Bank and Trust Co.
      The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 11, 2006, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 10, 2006. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of the Bank and other subsidiary companies or employees of StockTrans, Inc., may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation’s voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.
      The person named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board set forth in the proxy.
      Univest’s Board of Directors recommends a vote:

1.	FOR the election of four Class I directors each for a three-year term expiring in 2009 and until their successors are elected and qualified.

2.	FOR the election of three alternate directors each for a one-year term expiring in 2007 and until their successors are elected and qualified.

3.	FOR the proposal to Amend the Articles of Incorporation of Univest Corporation of Pennsylvania to Add Authorization Provision and to Restate the Purpose Provision.

4.	FOR the proposal to Amend Univest’s Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and to Authorize Issuance of Preferred Stock.

5.	FOR the proposal to Amend Univest’s Articles of Incorporation to Reduce Quorum at Shareholder Meetings from 66 2/3% to a Majority.

6.	FOR the proposal to Amend Univest’s Articles of Incorporation to Clarify the Nomination Process for Alternate Directors.
      The Board has fixed the close of business on February 24, 2006, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of February 24, 2006, there were 14,873,904 issued and 12,950,216 outstanding shares of Common Stock (exclusive of 1,923,688 shares held as treasury stock which will not be voted).

      Holders of record of the Corporation’s Common Stock on February 24, 2006 will be entitled to one vote per share on all business of the meeting. Directors and Alternate Directors are elected by a plurality. All other matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated to be voted upon at the meeting, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.
      As of February 15, 2006, Univest National Bank and Trust Co. held 990,111 shares or 7.6% of the Corporation’s Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation’s Common Stock.
      A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 2005, was mailed on March 10, 2006 to each shareholder of record as of February 24, 2006. The Annual Report is not a part of the proxy soliciting material.
ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS
      The person named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at four Class I Directors each to be elected for a three-year term expiring in 2009 and a pool of three Alternate Directors each to be elected for a one-year term expiring in 2007.
      The nominating committee has recommended the slate of nominees listed below for election as Class I Directors and Alternate Directors. Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board, unless the Board reduces the number of directors in accordance with the Corporation’s Bylaws.
The following information, as of February 15, 2006, is provided with respect to the nominees for election to the Board.

			Director
			Since
Name	Age	Business Experience	**
Class I (each to be elected for a three-year term expiring 2009):*
William S. Aichele	55	Chairman, President, and CEO of the Corporation and Chairman and CEO of Univest National Bank and Trust Co.	1990
Norman L. Keller	68	Retired Executive Vice President of the Corporation	1990
Thomas K. Leidy	67	Retired President and CEO, Leidy’s, Inc. (Pork Processing)	1984
Merrill S. Moyer	71	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank and Trust Co.	1984

			Director
			Since
Name	Age	Business Experience	**
Alternate Directors (each to be elected for a one-year term expiring 2007):*
Margaret K. Zook	60	Executive Director Souderton Mennonite Homes (Retirement Community)	1999
William G. Morral	59	Executive Director, North Penn United Way	2002
Mark A. Schlosser	41	President, Schlosser Steel, Inc. (Steel Manufacturing)	2005
The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.
Class II (continuing for a three-year term expiring 2007):
James L. Bergey	70	President and Sales Manager, Abram W. Bergey & Sons, Inc. (Floor Coverings)	1984
Charles H. Hoeflich	91	Chairman Emeritus of the Corporation	1962
John U. Young	67	Consultant & Director, Alderfer, Inc. (Meat Processing)	1990
Class III (continuing for a three-year term expiring 2008):
Marvin A. Anders	66	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank and Trust Co.	1996
R. Lee Delp	59	Principal, R. L. Delp & Company (Business Consulting)	1994
H. Ray Mininger	65	President, H. Mininger & Son, Inc. (General Contractor)	1995
P. Gregory Shelly	60	President, Shelly Enterprises, Inc. (Building Materials)	1985

*	All nominees are now directors or alternate directors respectively.

**	Dates indicate initial year as a director or alternate director of Univest or the Bank.

The following information, as of February 15, 2006, is provided with respect to the Executive Officers of the Corporation not serving as a Director of the Board.

			Current
			Position
Name	Age	Current Primary Positions	Since
Wallace H. Bieler	60	Senior Executive Vice President, Chief Operation Officer, Chief Financial Officer, and Corporate Secretary of the Corporation and Chief Financial Officer and Corporate Secretary of Univest National Bank and Trust Co.	2005
K. Leon Moyer	56	Senior Executive Vice President of the Corporation and President and Chief Operating Officer of Univest National Bank and Trust Co.	2005
Beneficial Ownership of Directors and Officers

	Shares of
	Common Stock	Percent of
	Beneficially	Outstanding
Name	Owned 2/15/06*	Shares

William S. Aichele(1)	320,833	2.48%
Marvin A. Anders(2)	342,348	2.64%
Wallace H. Bieler(3)	63,971	**
James L. Bergey(4)	28,914	**
R. Lee Delp	9,135	**
Charles H. Hoeflich	285,269	2.20%
Norman L. Keller(5)	81,076	**
Thomas K. Leidy(6)	301,960	2.33%
H. Ray Mininger(7)	25,985	**
William G. Morral(8)	37,138	**
K. Leon Moyer(9)	51,030	**
Merrill S. Moyer(10)	324,195	2.50%
Mark A. Schlosser(11)	12,196	**
P. Gregory Shelly(12)	103,607	**
John U. Young	17,107	**
Margaret K. Zook	993	**
All Directors and Executive Officers as a Group (16 persons)	1,438,757	11.11%

*	The shares “Beneficially owned” may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shared voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

**	Beneficially owns less than 1% of the outstanding shares of the Common Stock of Univest.

(1)	Includes 189,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Aichele is a co-trustee. He disclaims beneficial ownership of these shares. Also included are 74,869 shares which may be acquired by the exercise of vested stock options.

(2)	Includes 189,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 36,297 shares owned by a member of his family. He disclaims beneficial ownership of these shares. Also included are 43,238 shares which may be acquired by the exercise of vested stock options.

(3)	Includes 25,648 shares which may be acquired by the exercise of vested stock options.

(4)	Includes 1,709 shares owned by a member of Mr. Bergey’s family. He disclaims beneficial ownership of these shares.

(5)	Includes 45,574 shares owned by members of Mr. Keller’s family. He disclaims beneficial ownership of these shares.

(6)	Includes 189,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 9,071 shares owned by a member of his family, and 19,176 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(7)	Includes 9,715 shares over which Mr. Mininger shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(8)	Includes 1,970 shares owned by members of Mr. Morral’s family, and 12,571 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(9)	Includes 6,490 shares owned by members of Mr. Moyer’s family. He disclaims beneficial ownership of these shares. Also included are 25,870 shares which may be acquired by the exercise of vested stock options.

(10)	Includes 189,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 62,842 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

(11)	Includes 8,433 shares over which Mr. Schlosser shares voting and/or investment power; and 843 shares owned by a member of his family which he disclaims beneficial interest in.

(12)	Includes 37,991 shares owned by members of Mr. Shelly’s family. He disclaims beneficial ownership of these shares.
Compliance with Section 16 (a) of the Securities Exchange Act of 1934
      Section 16 (a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16 (a) forms they file.
      To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16 (a) reports by its officers, directors and greater than ten percent beneficial owners were timely filed except reports filed by Thomas K Leidy for the acquisition of 200 shares of Common Stock of the Corporation on April 1, 2005 and for the disposal of 20,107 shares of Common Stock of the Corporation as Trustee for the Leidy’s Inc. 401(K) Plan between July 11 and August 31, 2005, John U. Young for the acquisition of 150 shares of Common Stock of the Corporation on February 18, 2005, James L. Bergey

for the acquisition of 88 shares of Common Stock of the Corporation on March 29, 2005, and the three named executive officers of the Corporation for the issuance of 30,000 stock options on December 30, 2005.
The Board, the Board’s Committees and Their Functions
      Univest’s Board met twelve times during 2005. All of the directors attended at least 75% of the meetings of the Board and of the committees of which they were members with the exception of Charles H. Hoeflich, Chairman Emeritus of the Corporation, who attended 63%. All directors are encouraged to attend the annual meeting of Shareholders. In 2005, all Directors were present at the annual shareholder’s meeting. The Board has established a number of committees, including the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which is described below.
      Each non-employee Director or Alternate Director is paid an annual retainer fee of $10,000. Each non-employee Director receives a fee of $800 for each Board Meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. Each Alternate Director receives a “consultant fee” of $800 for each Board meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. An additional $100 fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors or Alternate Directors who attend other committee meetings of the Board receive a fee or “consultant fee” ranging from $450 to $750 for each meeting attended.
      All shareholder correspondence to the Board may be sent to the Corporation and will be forwarded to the appropriate Board member or committee chair. To contact any Board members or committee chairs, please mail your correspondence to:
Univest Corporation
Attention (Board Member’s name)
Office the Corporate Secretary
14 N. Main Street
P.O. Box 64197
Souderton, PA 18964

Board of Director Committees

Nominating
	Corporate			and
Board Member	Board	Audit	Compensation	Governance	Independent*

William S. Aichele	Chairman	—	—	—	—
Marvin A. Anders	X	—	—	—	—
James L. Bergey	X	—	X	X	X
R. Lee Delp	X	—	X	X	X
Charles H. Hoeflich	X	—	Chairman	X	X
Norman L. Keller	X	—	—	—	X
Thomas K. Leidy	X	—	X	X	X
H. Ray Mininger	X	—	—	—	—
Merrill S. Moyer	X	Chairman	X	Chairman	X
P. Gregory Shelly	X	X	—	—	X
John U. Young	X	X	—	—	X

*	Director meets the independence requirements as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.
Audit Committee
      The audit committee’s responsibilities include: annual review of and recommendation to the Board for the selection of the Corporation’s independent auditors, review with the internal and independent auditors the overall scope and plans for the respective audits as well as the results of such audits, and review with management and the internal and independent auditors the effectiveness of accounting and financial controls, and interim and annual financial reports. All of the members of the audit committee are independent as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.
      The Board has determined that Merrill S. Moyer, Chairman of the Audit Committee, meets the requirements recently adopted by the Securities and Exchange Commission and the NASDAQ Stock Market for qualification as an audit committee financial expert. Mr. Moyer has past employment experience with the Corporation as a Chief Executive Officer, including active supervision of the Chief Financial Officer and other senior financial officers, providing him with a high level of financial sophistication, as well as a comprehensive knowledge of internal controls and audit committee functions. He has served as Chairman of the Audit Committee since 1999. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.
      The Board approved an updated Audit Committee Charter in February 2005. At the February 2006 meeting of the Audit Committee, the Committee re-approved the Audit and Non-Audit Services Pre-Approval Policy.

Copies of these documents may be found on Univest Corporation Web Site: www.univest.net in the “INVESTOR INFORMATION” section under Corporate Governance.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee (Committee) met eight (8) times in 2005. The Committee has reviewed and discussed the audited consolidated financial statements of the Corporation for the year ended December 31, 2005, with the Corporation’s management. The Committee has discussed with KPMG, LLP (KPMG), the Corporation’s independent accountants for the fiscal year ended December 31, 2005, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.
      The Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committee has discussed the independence of KPMG with that firm.
      Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
UNIVEST AUDIT COMMITTEE:
Merrill S. Moyer, Chairman
P. Gregory Shelly
John U. Young

Appointment of Independent Auditors for 2005
      On January 14, 2004, Univest retained KPMG, LLP, (KPMG) as its new independent auditor for the fiscal years ending December 31, 2004, 2005 and 2006. The selection of the independent auditor was recommended and approved by the Audit Committee.
      Prior to 2004, shareholder ratification of the selection of the independent auditor for the Corporation was requested at the annual shareholder meeting. In the spirit of the new corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — the Audit Committee, with the approval of the Board, has determined that a ratification vote would inhibit the committee’s ability to make timely decisions with respect to the appointment and/or dismissal of the independent auditing firm and has therefore recommended removal of the ratification vote from the proxy process.
      A representative from KPMG, as auditor for the current fiscal year, is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Auditor Firm Fees
      The following table presents fees for professional audit services rendered by KPMG for the audit of the Corporation’s annual financial statements for 2005 and 2004 and fees billed for other services rendered by KPMG:

	2005	2004

Audit Fees	$345,793	$266,930
Audit Related Fees(1)	42,962	61,562
Tax Fees(2)	25,750	54,500
Other Fees	-0-	-0-

(1)	Includes audit of benefit plans, FOCUS report audit and student loan agreed upon procedures.

(2)	Includes preparation of federal and state tax returns and tax compliance issues.
     The Audit Committee pre-approves all audit services to be provided by the independent registered public accounting firm after evaluating whether the services are consistent with the list of permissible audit and non-audit services and are within the budget allocations; those procedures are set forth in the Corporation’s “Audit and Non-Audit Pre-Approval Policy.” The independent registered public accounting firm is responsible for ensuring all audit and non-audit services provided to the Corporation have been approved by the Audit Committee. The committee may grant authority to the chair to approve required pre-approval services and to report such approvals at the next audit committee meeting.
      100% of the fees incurred for Audit-Related Fees and Tax Fees were approved by the Audit Committee.

COMPENSATION AND ADDITIONAL INFORMATION
      The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the highest paid executive officers whose compensation exceeded $100,000 during 2005.
SUMMARY COMPENSATION TABLE

					Long-Term	All Other
	Annual Compensation				Compensation	Compensation

						401(k) and
					Securities	Supplemental
				Other Annual	Underlying	Pension Plan
Name and Principal Position	Year	Salary	Bonus	Compensation	Options/SARs	Contributions

		($)	($)	($)(1)	(#)(2)	($)(3)

William S. Aichele	2005	$370,000	$198,875	$18,465	15,000	$7,000
Chairman, President, and CEO	2004	352,000	-0-	11,313	-0-	6,500
of Univest Corporation and	2003	347,885	139,154	11,116	20,249	6,000
Chairman and CEO of Univest National Bank
Wallace H. Bieler	2005	$209,991	$79,012	$8,550	7,500	$6,500
Senior Executive Vice	2004	187,000	-0-	8,943	-0-	5,878
President, COO and CFO of	2003	178,096	44,524	1,863	6,450	5,156
Univest Corporation and CFO of Univest National Bank
K. Leon Moyer	2005	$225,000	$84,656	$9,215	7,500	$7,000
Senior Executive Vice President	2004	175,000	-0-	8,830	-0-	5,515
of Univest Corporation and	2003	160,962	40,240	263	6,000	4,658
President and COO of Univest National Bank

(1)	Includes use of company car, expense allowance, personal tax preparation services, and country club membership dues.

(2)	2003 Options have been restated to give effect to a three-for-two stock split in the form of a stock dividend on March 23, 2005 to shareholders of record April 16, 2005, distributed on April 29, 2005.

(3)	Does not include an actuarial expense or benefit accrual for the Supplemental Pension Plan that is described in the section on Long-Term Incentives. This expense for the year 2005 totaled $675,777 for certain executive officers (retired and active) including the individuals named in the Summary Compensation Table. The approximate 2005 actuarial expense was as follows: William S. Aichele $70,909; Wallace H. Bieler $113,241; and K. Leon Moyer $83,002.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
	No. of Securities	Percent of Total			Price Appreciation for
	Underlying Options	Options Granted to	Exercise Price	Expiration	Option Term(4)
Name	Granted(1,2)	Employees	($/Share)(3)	Date	5%	10%

William S. Aichele	15,000	13.19%	$24.27	12/30/15	$228,949	$580,201
Wallace H. Bieler	7,500	6.60%	24.27	12/30/15	114,474	290,100
K. Leon Moyer	7,500	6.60%	24.27	12/30/15	114,474	290,100

(1)	Includes Incentive and Non-Qualified Stock Options.

(2)	One-third of grant becomes exercisable on successive years beginning 12/31/07.

(3)	Fair market value of underlying securities based on the average of the closing bid and asked prices of the corporation’s common share on the date of grant, December 30, 2005 as reported by the NASDAQ Stock Market.

(4)	The assumed rates of appreciation of 5% and 10% would result in the price of the Corporation’s stock increasing to $39.53 and $62.95 respectively.
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/ SAR VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares		FY-End (#)	FY-End ($)
	Acquired on	Value	Exercisable(E)	Exercisable(E)
Name	Exercise*	Realized**	Unexercisable(U)	Unexercisable(U)

William S. Aichele	49,217	$782,799	74,869(E )	$497,492(E )
			37,253(U )	23,233(U )
Wallace H. Bieler	6,862	$95,058	25,648(E )	169,902(E )
			14,674(U )	7,628(U )
K. Leon Moyer	4,922	$75,664	25,870(E )	180,644(E )
			14,065(U )	6,802(U )

*	The Corporation has a stock-for-stock-option exchange (or cashless exercise) program in place, whereby optionees can exchange the value of the spread of in-the-money options for Corporation stock having an equivalent value. This exchange allows the executives to exercise their options on a net basis without having to pay the exercise price in cash. However, it will result in the executives acquiring fewer shares than the number of options exercised. All of the named executives utilized this program in 2005.

**	“Value Realized” is calculated by subtracting the exercise price from the Fair Market Value as of exercise date. Fair Market Value is calculated as the mean of the closing bid and asked prices of the Corporation’s common stock as reported by the NASDAQ Stock Market.

UNIVEST CORPORATION OF PENNSYLVANIA
BOARD COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board (Committee) for the fiscal year ended December 31, 2005 was comprised of five independent members appointed by the Board: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer. The Committee met seven (7) times in 2005.
      The Committee’s responsibilities include reviewing and approving corporate goals and objectives, including financial performance and shareholder return, relevant to approving the annual compensation of the Corporation’s CEO, executive officers, and other key management personnel through consultation with management and the Corporation’s independent professional compensation consultants. Recommendations are made to the Board with respect to overall incentive-based compensation plans, including equity based plans, which includes a review of the Corporation’s management development and succession plans. In addition, the Committee will review and recommend changes to the annual retainer and committee fee structure for non-employee directors on the Board. The committee’s charter is available at the Corporation’s website on the internet: www.univest.net in the “INVESTOR INFORMATION” section under Corporate Governance.
EXECUTIVE COMPENSATION POLICY
      The principal objective of the Corporation is to maximize shareholder value through the development and enhancement of the Corporation’s business operations. To further that objective, the Corporation’s executive compensation program is designed to:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.

•	Support strategic performance objectives through the use of compensation programs.

•	Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

•	Require executives to acquire substantial levels of ownership of Corporation stock in order to better align the executives’ interests with those of the shareholders through a variety of plans.

•	Ensure that compensation has been and will continue to be tax deductible.
      An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Committee.
BASE SALARY COMPENSATION
      The Committee’s approach is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar market capitalization, with special emphasis placed on salaries paid by companies that constitute the banking industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

      The Committee makes salary decisions in a structured annual review. The Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews. To help quantify these measures, the Committee has, from time to time, enlisted the assistance of independent compensation consultants.
IRC § 162(m)
      Internal Revenue Code Section 162(m) imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. The Corporation and the Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Corporation’s tax deduction with respect to any affected compensation.
ANNUAL INCENTIVES
      Univest established an annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures and related targets for the plan are set forth in the preceding fiscal year by the Committee. For executive officers, other than the CEO, consideration is given to the overall corporate performance and performance of the specific areas of the Corporation under a participant’s direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by the executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.
LONG-TERM INCENTIVES
      At the Annual Meeting in 2003, the shareholders approved the Univest 2003 Long-Term Incentive Plan. This plan replaced the 1993 Univest Long-Term Incentive Plan. The purpose of the plan is to enable employees of the Corporation to: (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.
      Participation in the Long-Term Incentive Plan is determined by the Committee. The plan authorizes the Committee to grant both stock and/or cash-based awards through incentive and non-qualified stock options, stock appreciation rights, restricted stock, and/or long-term performance awards to participants. With respect to these grants, 1,500,000 shares were set aside for these long-term incentives. At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.). The terms of the awards will be based on what the Committee determines is the most effective performance compensation approach to meet Univest’s strategic needs.
      Univest provides non-qualified pension plans for certain executive officers (Supplemental Pension Plan), including certain individuals named in the Summary Compensation Table. During 2000, Univest purchased bank-owned life insurance arrangements, which are commonly referred to as “BOLI,” to offset the funding needs of future obligations under the Supplementary Pension Plan.
      The Supplemental Pension Plan provides additional retirement benefits paid to the employee beginning at age 65 for a term between ten (10) and fifteen (15) years, plus death benefits. An employee, upon attaining the age of 60, may elect early retirement and be entitled to receive this benefit based upon the employee’s accrual balance as of the early retirement date.
FUTURE AWARD DETERMINATION
      The Committee will continue to reassess Univest’s executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 2006 and beyond.
CEO COMPENSATION
      The salary paid to William S. Aichele in 2005 was increased to $370,000 as compared with $352,000 in 2004. This increase in base salary was provided to better align Mr. Aichele with the CEOs of a peer group of financial institutions of similar size, geography and performance.
CONCLUSION
      Through the programs described above, a significant portion of the Corporation’s executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.
UNIVEST CORPORATION COMPENSATION COMMITTEE:
Charles H. Hoeflich, Chairman
James L. Bergey
R. Lee Delp
Thomas K. Leidy
Merrill S. Moyer

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS
      All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Benefits vest when an officer or employee completes five years of credited service. The table set forth below illustrates the estimated annual benefits payable under the Univest Retirement Plan to eligible salaried employees in a hypothetical five-year (5-year) average salary and years of service classification (assuming retirement as of January 1, 2006) as follows:

	Years of Service
Highest
Consecutive	20	25	30	35	40	45	50
5-Year Avg.
Salary

$125,000	$39,310	$42,888	$46,465	$50,043	$53,168	$56,293	$59,418
150,000	48,060	52,575	57,090	61,605	65,355	69,105	72,855
175,000	56,810	62,263	67,715	73,168	77,543	81,918	86,293
200,000	65,560	71,950	78,340	84,730	89,730	94,730	99,730
225,000	74,310	81,638	88,965	96,293	101,918	107,543	113,168
250,000	83,060	91,325	99,590	107,855	114,105	120,355	126,605
300,000	100,560	110,700	120,840	130,980	138,480	145,980	153,480
400,000	135,560	149,450	163,340	177,230	187,230	197,230	207,230
450,000	153,060	168,825	184,590	200,355	211,605	222,855	234,105
Assuming retirement as of January 1, 2006

— Benefit limit under IRC section 415:	not reflected
— Maximum recognizable compensation:	not reflected
      The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), William S. Aichele, Wallace H. Bieler, and K. Leon Moyer respectively, will have forty-five, forty-six, and forty-five years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.
      In addition, the Corporation maintains a non-qualified pension plan, the Supplemental Pension Plan, which provides retirement benefits to certain eligible employees, some named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The

Supplemental Pension Plan is an unfunded promise to pay the named individuals, is subject to the substantial risk of forfeiture, and the individual is not considered vested until the age of 60, pursuant to the plan.
      On an optional basis, all officers and employees who have attained the age of 21 and have completed one month of service may participate in a deferred salary savings plan. In the year 2006, participants may defer from up to a maximum of $15,000 if under age 50 and $20,000 if over age 50. After employees complete 6 months of service, the corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant’s salary. All contributions are invested via a trust. The corporation’s matching contributions for 2005, amounting to $456,062, are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant’s retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.
      Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.
NOMINATING AND GOVERNANCE COMMITTEE
      The Nominating and Governance Committee met four (4) times during the fiscal year ending December 31, 2005. All members of the Committee are independent as defined by the listing standard rules of NASDAQ Stock Market and the SEC Regulations. The primary purpose of the Committee is to identify individuals for nomination as members of the Board and Board committees as appropriate for the Corporation to discharge its duties and operate in an effective manner to further enhance shareholder value. The nominating committee charter, re-approved November 25, 2005 is available for shareholder review on the internet at www.univest.net in the “INVESTOR INFORMATION” section under Corporate Governance, or by requesting a copy in writing from the secretary of the Corporation. Members of the Committee are: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer.
      The committee recommended to the Board the slate of nominees included in this proxy statement for election to the Board of Directors at the annual meeting of shareholders.
      Univest has three Alternate Directors who are elected annually by the Corporation’s shareholders and serve for one-year terms. The Alternate Director position provides an avenue for the Corporation to nurture future directors that the Board of Directors has determined would qualify as a nominee for the Board of Directors. These alternate directors, by attending board meetings on a regular basis without a vote, stay informed of the activities and condition of the Corporation and stay abreast of general industry trends and any statutory or regulatory developments. The pace of change in today’s financial industry makes it imperative that the Corporation maintain a fully informed Board.
      The Nominating and Governance Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals to the Board for nomination. In fulfilling its responsibilities to select qualified and appropriate director candidates, the Committee will seek to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts to be considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the financial services industry and public companies, as well as the ability of the individual to devote the necessary time to service as a Director. A majority of the Directors on the Board must meet the criteria for “independence” established by the NASDAQ Stock Market, and the Committee will consider any conflicts of interest that might impair that independence.
      All nominees will be evaluated in the same manner, regardless of whether they are recommended by the Nominating and Governance Committee or recommended by a shareholder.
Shareholder Nominations
      Article II, Section 17 of the Corporation’s Bylaws governs the process of nominations for election to the Board of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered or mailed by registered return receipt mail, postage prepaid, to the Secretary of the Corporation, not less than fifty (50) days prior to any meeting of the Shareholders called for the election of Directors provided, however, that if less than twenty-one (21) days notice of the meeting is given Shareholders, such a nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the date on which the notice of the meeting was mailed to the Shareholders.
      Such notification shall contain the following information to the extent known to the shareholder intending to nominate any candidate for election to the Board of Directors:

a.	The name, age and resident address of each of the proposed nominees;

b.	The principal occupation or employment and business address of each proposed nominee; and

c.	The total number of shares of the Corporation that, to the knowledge of the notifying Shareholders, will be voted for each of the proposed nominees;

d.	The name and resident address of the notifying Shareholder;

e.	The number of shares owned by the notifying Shareholder.
      The nomination for a Director who has not previously served as a Director shall be made from among the then serving Alternate Directors. Nomination for Alternate Directors shall be made in the same manner as Directors and in accordance with the then applicable provisions of the bylaws for such nominations. Any nomination for Director or Alternate Director made by a Shareholder that is not made in accordance herewith may be disregarded by the Nominating Committee of the Board, if there be one, or, if not, by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.

PROPOSALS
Proposal Number 1 — Election of Directors
      The election of four Class I directors each for a three-year term expiring in 2009 and until their successors are elected and qualified.

The nominees for Class I Director are:	William S. Aichele Norman L. Keller Thomas K. Leidy Merrill S. Moyer
      The Board of Directors recommends a vote for Proposal 1.
Proposal Number 2 — Election of Alternate Directors
      The election of three alternate directors each for a one-year term expiring in 2007 and until their successors are elected and qualified.

The nominees for Alternate Directors are:	Margaret K. Zook William G. Morral Mark A. Schlosser
      The Board of Directors recommends a vote for Proposal 2.
PROPOSALS TO AMEND UNIVEST’S ARTICLES OF INCORPORATION
      The Board of Directors reviewed the Articles of Incorporation of Univest Corporation of Pennsylvania and voted to change a number of its provisions to make them consistent with the bylaws and to allow for more flexibility in the future. Among the provisions that the Board of Directors approved to amend are to:

•	Increase the number of shares of common stock that Univest Corporation of Pennsylvania is authorized to issue from 24 million to 48 million;

•	Authorize the issuance of preferred stock;

•	Reduce the quorum requirement at meetings of shareholders from 66 2/3% to a majority of all votes entitled to be cast at the meeting; and

•	Clarify the nominating procedures for directors and alternative directors.
      Accordingly, on November 23, 2005, the Board of Directors of Univest Corporation of Pennsylvania by a unanimous vote approved and adopted resolutions to amend the Articles of Incorporation to provide for a number of changes including those mentioned above and proposed that the shareholders consider and act upon them at the Annual Meeting. The following proposals set forth the various provisions of the Articles of Incorporation on which the shareholders are being asked to vote to amend. The full text of Univest’s Amended and Restated Articles of Incorporation, reflecting all proposed amendments and as approved by the board of directors is attached to this proxy statement as Appendix A.

Proposal Number 3 —	Proposal to Amend the Articles of Incorporation of Univest Corporation of Pennsylvania to Add Authorization Provision and to Restate the Purpose Provision.
      In order to make the Articles of Incorporation and Bylaws of Univest consistent, the Board of Directors recommends Proposal 3 be adopted by the shareholders as set forth below.
      The Board of Directors proposes that new Article 3 be added to the Articles of Incorporation to read as follows:

3. The corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (15 Pa. C.S. § 1101 et seq.), as the same may be amended.
      The Board of Directors proposes that Article 4 (previous Article 3) of the Articles of Incorporation to be amended as follows:

4. The purpose or purposes of the Corporation are to have unlimited power to engage in and to do any lawful act concerning any and all business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as the same may be amended. ~~The purpose or purposes of the corporation which shall be organized under this act are as follows: To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under this Act and to act as a one-bank holding company under the Federal Bank Holing Company Act of 1956 (U.S.C., Title 12 Sections 1841-48), as amended by the Bank Holding Company Act of 1970.~~
      The Board of Directors recommends a vote for Proposal No. 3. The affirmative vote of a majority of all outstanding shares is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on the shareholder’s proxy card.

Proposal Number 4 —	Proposal to Amend Univest’s Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and to Authorize Issuance of Preferred Stock.
      The Board of Directors has approved an amendment to Article 4 (previous Article 3) of the Articles of Incorporation, which, if adopted, would increase the number of authorized shares of Univest Corporation of Pennsylvania’s common stock from 24,000,000 to 48,000,000 shares and authorize the corporation to issue up to 10 million shares of preferred stock. The Board of Directors recommends that shareholders approve these amendments.
      At January 31, 2005, there were 12,948,390 shares of Univest’s common stock issued and outstanding. Of the remaining 11,051,610 shares of authorized common stock on that date, 3,452,508 shares are reserved for issuance under Univest’s dividend reinvestment and various employee benefit plans, leaving 7,599,102 shares of common stock available for issuance. The corporation is not now authorized to issue preferred stock.
      The Board of Directors recommends Proposal No. 4 because the Board believes that it is advisable to have a greater number of authorized but unissued shares of capital stock available for various corporate programs and purposes. Univest may, from time to time, consider acquisitions, stock dividends or stock splits, and public or private financings to provide the corporation with capital, which may involve the issuance of additional shares of common stock or securities convertible into common stock. Also, additional shares of common stock may be necessary to meet anticipated future obligations under Univest’s dividend reinvestment and stock purchase plan and under our employee benefit plans. The Board of Directors believes that having authority to issue additional shares of capital stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized capital.
      The proposed preferred stock is referred to as “blank check” preferred stock. The Board of Directors would be authorized to determine the respective preferences, limitations and relative rights of each possible series of the preferred stock, including without limitation, voting rights, dividend rates and preferences, liquidation preferences, conversion rights and redemption rights. These rights could be senior to those of the common stock and, among other matters, could reduce the amount available for dividends on or payable upon liquidation to the common stock and/or dilute the voting power of the common stock.
      Univest has no present plan, agreement or understanding involving the issuance of its capital stock except for shares required or permitted to be issued under employee benefit plans or upon exercise of outstanding stock options. It is possible, however, that additional merger and acquisition opportunities involving the issuance of shares of capital stock will develop. It is also possible that an increase in the market price for the corporation’s stock, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of Univest’s stock desirable. Univest believes that an increase in the number of authorized shares of capital stock, including preferred stock, will enhance its ability to respond promptly to any of these opportunities.
      If Proposal No. 4 is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of capital stock, except to the extent that such approval may be required by law, and the shares may be issued for consideration, in cash or otherwise, at the times and in the amounts that the Board of Directors may determine. Under the rules of the National Association of Securities Dealers, Inc. applicable to Univest, shareholder approval must be obtained prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the corporation’s then outstanding shares in connection with an acquisition by Univest.
      Although the Board of Directors presently intends to employ the additional shares of capital stock solely for the purposes set forth above, these shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of Univest, thereby possibly discouraging or deterring an attempt to obtain control of Univest and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate Univest capital stock or to obtain control of Univest by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.
      The amendment of the Articles of Incorporation to increase the number of authorized shares of common stock from 24,000,000 to 48,000,000 and to provide for issuance of a class of preferred stock consists of a revision of Article 6 (previous Article 5) of the Articles of Incorporation to provide, in its entirety, as follows:

6. The aggregate number of shares which the Corporation shall have authority to issue is forty eight million (48,000,000) ~~24,000,000~~ shares of Common Stock of the ~~having a~~ par value of Five Dollars ($5.00) per share (the “Common Stock”), and the total number of shares of preferred stock that the Corporation shall have authority to issue is ten million (10,000,000) shares of the par value of Five Dollars ($5.00) per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors of the Corporation, either in whole or in part in one or more series. There is hereby expressly granted to and vested in the Board of Directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

      The Board of Directors does not believe that an increase in the number of authorized shares of common stock, nor the establishment of the class of preferred stock, will have a significant impact on any attempt to gain control of the corporation. It is possible, however, that the availability of authorized but unissued shares of common stock or preferred stock could discourage third parties from attempting to gain control because the Board could authorize the issuance of shares of capital stock in a private placement or otherwise to one or more persons. The issuance of capital stock could dilute the voting power of a person attempting to acquire control of the corporation, increase the cost of acquiring control or otherwise hinder control efforts.
      Univest’s Articles of Incorporation contain certain provisions that may be viewed as having anti-takeover effects. Under these provisions, the corporation’s Board of Directors is divided into three groups with approximately one-third of the members of the Board nominated for election each year. Directors may be removed only for cause or by the affirmative vote of at least 75% of the corporation’s outstanding voting power, and advance notice is required from shareholders nominating a Director. In addition, the affirmative vote of 75% of the corporation’s outstanding voting power may be required to approve certain business transactions (such as mergers or disposition of substantially all of its assets) if any corporation, person or entity owns more than 5% of Univest’s shares. Only the board of directors may amend, change, or repeal the bylaws of Univest subject to the affirmative vote of 75% of issued and outstanding shares entitled to vote at a meeting of shareholders. The shareholders of Univest may only amend the Articles of Incorporation without the affirmative vote of a majority of the board by the affirmative vote of 75% of issued and outstanding shares entitled to vote at a meeting of shareholders. Individuals may only serve as Univest directors after serving as alternate directors.
      The Board of Directors is not aware of any present threat or attempt to gain control of Univest. The amendments described in this proxy statement are not in response to any such action. These proposals are not part of a plan by the corporation to adopt a series of amendments with an anti-takeover purpose and the corporation does not currently intend to propose other measures in future proxy solicitations.
      The Board of Directors recommends a vote for Proposal No. 4. The affirmative vote of a majority of all outstanding shares is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on the shareholder’s proxy card.

Proposal Number 5 —	Proposal to Amend Univest’s Articles of Incorporation to Reduce Quorum at Shareholder Meetings from 66 2/3% to a Majority.
      The Board of Directors recommends Proposal 5 because it believes that the requirement that 66 2/3% of the shares outstanding be present and voting at a meeting of shareholders is inefficient to postpone shareholder meetings to solicit additional proxies to ensure that the proper number of shares is present and voting to achieve quorum. Therefore, the Board of Directors proposes to reduce the quorum requirement to a majority of all shares issued and outstanding which is the standard the vast majority of corporations use at shareholder meetings and is the default statutory legal minimum.
      The Board of Directors proposes that Article 8 of the Articles of Incorporation be amended to read as follows:

8. The presence in person or by proxy of Shareholders entitled to cast at least a majority ~~66 2/3%~~ of the votes which all Shareholders are entitled to cast shall constitute a quorum at a meeting of the Shareholders. If a quorum is present, the affirmative vote of the majority of the Shareholders represented at the meeting shall be the act of the Shareholders unless the vote of a greater number is required by these Articles or the Bylaws of this Corporation.
      The Board of Directors recommends a vote for Proposal No. 5. The affirmative vote of a majority of all outstanding shares is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on the shareholder’s proxy card.

Proposal Number 6 —	Proposal to Amend Univest’s Articles of Incorporation to Clarify the Nomination Process for Alternate Directors.
      The Board of Directors proposes to amend Article 13 of the Articles of Incorporation in order to make it consistent with the Bylaws. Currently, the Bylaws provide greater clarity on the requirements of individuals to serve as alternate directors before serving as directors and the procedures to nominate individuals as directors and alternate directors.
      The Board of Directors proposes that Article 13 of the Articles of Incorporation be amended to read as follows:

13. Nominations for the election of members of the Board of Directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered to or mailed by registered return receipt mail, postage prepaid, to the Secretary of this Corporation, not less than fifty days prior to any meeting of the Shareholders called for the election of Directors; provided, however, that if less than twenty-one days notice of the meeting is given to the Shareholders, such a nomination shall be delivered or mailed to the Secretary of this Corporation not later than the close of the seventh day following the date on which the notice of the meeting was mailed to the Shareholders. Such notification shall contain the following information to the extent known to the Shareholder intending to nominate any candidate for election to the Board of Directors:

a.	The names, ages, and resident addresses of each of the proposed nominees;

b.	The principal occupation or employment and business address of each proposed nominee

c.	The total number of shares of this Corporation that, to the knowledge of the notifying Shareholder, will be voted for each of the proposed nominees;

d.	The name and resident address of the notifying Shareholder; and

e.	The number of shares owned by the notifying Shareholder.
                The nomination for a Director who has not previously served as a Director shall be made from among the then serving Alternate Directors as defined in the Bylaws of the Corporation. Nominations for Alternate Directors shall be made in the same manner as Directors and in accordance to the then applicable provision of these Articles for such nominations. Any nomination for ~~of~~ Directors made by a Shareholder that is ~~Stockholder~~ not made in accordance herewith may be disregarded by the Nominating Committee of the Board, if there be one, or, if not, by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.
      The requirement that individuals serve as alternate directors before serving as directors could be perceived as an anti-takeover device. Univest has a number of other provisions in its Articles of Incorporation that could be considered anti-takeover devices. For a more specific list of potential anti-takeover provisions see Proposal No. 4 above.
      The Board of Directors recommends a vote for Proposal No. 6. The affirmative vote of a majority of all outstanding shares is required to approve this amendment. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting. All proxies will be voted FOR approval of the amendment unless a shareholder specifies to the contrary on the shareholder’s proxy card.
CODE OF CONDUCT
      The Corporation has adopted a Code of Conduct for all directors and a Code of Conduct for all officers and employees including the CEO and senior financial officers. It is the responsibility of every Univest director, officer and employee to maintain a commitment to high standards of ethical conduct and to avoid any potential conflicts of interest. The Codes are designed not only to promote clear and objective standards for compliance with laws and accurate financial reporting — they also contain an accountability mechanism that ensures consistent enforcement of the codes and protection for persons reporting questionable behavior, including a fair process for determining possible violations. The Codes of Conduct are available on our website at www.univest.net in the “INVESTOR INFORMATION” section under Corporate Governance.
      Any waiver of the Codes of Conduct for directors or executive officers must be approved by the Board or a committee of the Board and disclosed on Form 8-K within four days. Any waivers would also be posted on our website within four business days. The waiver reporting requirement process was established in 2003, and there have been no waivers.

TRANSACTIONS WITH MANAGEMENT AND OTHERS
      Univest National Bank and Trust Co. had transactions with directors/officers of Univest or their associates in 2005, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.
      During 2005, the Corporation and its subsidiaries paid $2,035,431 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, a Director of the Corporation, is President of H. Mininger & Son, Inc.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG UNIVEST CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX

*	$100 invested on 12/31/2000 in stock or index, including reinvestment of dividends.
     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the

Securities Exchange Act of 1934, except to the extent that Univest specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
SHAREHOLDER PROPOSALS
      Proposals by shareholders which are intended to be presented at the Corporation’s 2007 Annual Meeting must be received by the Corporation no later than December 12, 2006, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.
      According to the bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation’s notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 120 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.
OTHER BUSINESS
      The Board and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.
      SHAREHOLDERS ARE URGED TO VOTE. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy, solicited on behalf of the Board of Directors, and return it at once in the postage-paid envelope we have provided. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to the call for a vote.
By Order of the Board of Directors
Souderton, Pennsylvania
WILLIAM S. AICHELE
March 10, 2006
Chairman
WALLACE H. BIELER
Secretary

APPENDIX A
UNIVEST CORPORATION OF PENNSYLVANIA
Amended and Restated Articles of Incorporation
      1. The name of the corporation is: Univest Corporation of Pennsylvania.
      2. The location and post office address of its initial registered office in this commonwealth is: c/o Univest Corporation of Pennsylvania of Souderton, Montgomery County, Pennsylvania.
      3. The corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (15 Pa. C.S. § 1101 et seq.), as the same may be amended.
      4. The purpose or purposes of the Corporation are to have unlimited power to engage in and to do any lawful act concerning any and all business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as the same may be amended.
      5. The term of its existence is: Perpetual.
      6. The aggregate number of shares which the Corporation shall have authority to issue is forty eight million (48,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share (the “Common Stock”), and the total number of shares of preferred stock that the Corporation shall have authority to issue is ten million (10,000,000) shares of the par value of Five Dollars ($5.00) per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors of the Corporation, either in whole or in part in one or more series. There is hereby expressly granted to and vested in the Board of Directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.
      7. No holder of any shares of the stock of this Corporation shall have any pre-emptive right to purchase, subscribe for or otherwise acquire any shares of stock of this Corporation of any class now or hereafter authorized or any securities exchangeable for or convertible into such shares of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares; further, cumulative voting shall not be allowed but each stockholder shall be entitled at all elections of directors to cast a number of votes equal to the number of shares owned by him for as many directors as there are to be elected.
      8. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum at a meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shareholders represented at the meeting shall be the act of the shareholders unless the vote of a greater number is required by these Articles or the Bylaws of this Corporation.
      9. The affirmative vote of the holders of a majority of the shares of this Corporation’s stock, issued, outstanding, and entitled to vote, shall be required to approve any of the following:

a.	Any merger or consolidation of this Corporation with or into any other corporations;

b.	Any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of stock of this Corporation, pursuant to a vote of the Stockholders;

c.	Any sale, lease, exchange, or other transfer of all, or substantially all of the assets of this Corporation to any other corporation, person or entity; or

d.	Any transaction similar to or having similar effect as the foregoing transactions.
      In the event any corporation, person, or entity owns, as a beneficial owner, directly or indirectly, more than five percent (5%) of the shares of this Corporation, issued, outstanding, and entitled to vote, on the record date for the determination of Stockholders entitled to notice and to vote at any special or annual meeting of the Stockholders, then, and in that event, the affirmative vote of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote, shall be required to approve any of the transactions identified above in paragraphs (a) through (d), inclusive. The affirmative vote of at least seventy-five percent (75%) of the shares outstanding as set forth herein above shall be in lieu of the vote of the Stockholders otherwise required by law.
      The Board of Directors of this Corporation shall have the sole power and duty to determine from the corporate stock records or from any other source or from information known to the Board, if and when such other corporation, person, or entity is a beneficial owner, directly or indirectly, of more than five percent (5%) of the shares of this Corporation, issued, outstanding, and entitled to vote. In addition thereto, the Board of Directors shall have the sole power to determine if any transaction is similar to, or has a similar effect as any of the transactions identified above in paragraphs (a) through (d), inclusive. Such determination as made by the Board of Directors shall be conclusive and binding for all purposes hereof.
      The provisions hereof shall not apply to any transaction which is approved in advance by the majority vote of the members of the Board of Directors of this Corporation at a meeting duly called and held in accordance with the Bylaws of this Corporation.
      This Corporation may voluntarily completely liquidate and/or dissolve only if the proposed liquidation and/or dissolution is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote at any duly-convened annual or special meeting of the Stockholders of this Corporation.
      10. Any director, any class of directors, or the entire Board of Directors of this Corporation, may be removed from office at any time only for cause, and only by either the affirmative vote of a majority vote of the Board of Directors in office, or the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote for the election of directors. Cause shall include, but not be limited to, the following:

a.	Mismanagement, collusion, or fraud;

b.	Improper conduct relating to the funds of this Corporation;

c.	Violation of the fiduciary duty of the directors;

d.	All acts, omissions, and concealments which involve a breach of the legal or equitable duty, trust, or confidence justly reposed in a Director;

e.	Wasting corporate assets;

f.	Judicially declared of unsound mind; or

g.	Conviction of an offense punishable by imprisonment for a term of more than one (1) year.
      11. The authority to make, amend, alter, change, or repeal the Bylaws of the Corporation is hereby specifically granted to and vested in the Board of Directors of the Corporation which must be approved by a vote of the majority of the Board of Directors in office at any regular or special meeting, duly convened after notice for that purpose. This authority is subject to the power of the Stockholders to make, amend, alter, change, or repeal the Bylaws of the Corporation by the affirmative vote of seventy-five percent (75%) of the shares of the Corporation’s capital stock, issued, outstanding and entitled to vote, at any regular or special meeting duly convened after notice for that purpose. Notwithstanding the foregoing, the Board does not have the power to amend any Bylaw provision that is required by law to be amended by the Stockholders of the Corporation.
      12. This Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation upon:

a.	The affirmative vote of the holders of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote at any regular or special meeting duly convened; or

b.	The affirmative vote of a majority of the members of the Board of Directors of this Corporation and the Affirmative vote of the holders of a majority of the shares of this Corporation, issued, outstanding, and entitled to vote at any regular or special meeting duly convened.
      13. Nominations for the election of members of the Board of Directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered to or mailed by registered return receipt mail, postage prepaid, to the Secretary of this Corporation, not less than fifty days prior to any meeting of the Shareholders called for the election of Directors; provided, however, that if less than twenty-one days notice of the meeting is given to the Shareholders, such a nomination shall be delivered or mailed to the Secretary of this Corporation not later than the close of the seventh day following the date on which the notice of the meeting was mailed to the Shareholders. Such notification shall contain the following information to the extent known to the Shareholder intending to nominate any candidate for election to the Board of Directors:

a.	The names, ages, and resident addresses of each of the proposed nominees;

b.	The principal occupation or employment and business address of each proposed nominee;

c.	The total number of shares of this Corporation that, to the knowledge of the notifying Shareholder, will be voted for each of the proposed nominees;

d.	The name and resident address of the notifying Shareholder; and

e.	The number of shares owned by the notifying Shareholder.
      The nomination for a Director who has not previously served as a Director shall be made from among the then serving Alternate Directors as defined in the Bylaws of the Corporation. Nominations for Alternate Directors shall be made in the same manner as Directors and in accordance to the then applicable provision of these Articles for such nominations. Any nomination for Director made by a Shareholder that is not made in accordance herewith may be disregarded by the Nominating Committee of the Board, if there be one, or, if not, by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.

UNIVEST
CORPORATION OF PENNSYLVANIA
14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania, 18964
REVOCABLE PROXY
ANNUAL MEETING OF SHAREHOLDERS — APRIL 11, 2006
The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 11, 2006, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.
IF YOU ARE CHOOSING TO VOTE BY MAIL, PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.
UNIVEST’S DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3, 4, 5, and 6.

1.	Election of Four Class I Directors	☐ For ☐ Withheld
1 – William S. Aichele 2 – Norman L. Keller 3 – Thomas K. Leidy 4 – Merrill S. Moyer

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

2.	Election of Three Alternate Directors	☐ For ☐ Withheld
5 – Margaret K. Zook 6 – William G. Morral 7 – Mark A. Schlosser

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

3.  The proposal to Amend the Articles of Incorporation of Univest Corporation of Pennsylvania to Add Authorization Provision and to Restate the Purpose Provision.
☐ For                    ☐ Against                    ☐ Withheld
4.  The proposal to Amend Univest’s Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and to Authorize Issuance of Preferred Stock.
☐ For                    ☐ Against                    ☐ Withheld
5.  The proposal to Amend Univest’s Articles of Incorporation to Reduce Quorum at Shareholder Meetings from 66 2/3% to a Majority.
☐ For                    ☐ Against                    ☐ Withheld
6.  The proposal to Amend Univest’s Articles of Incorporation to Clarify the Nomination Process for Alternate Directors.
☐ For                    ☐ Against                    ☐ Withheld
This space intentionally left blank
Please continue on reverse

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF UNIVEST CORPORATION OF PENNSYLVANIA
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 11, 2006.
The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 10, 2006, hereby appoints Wallace H. Bieler, Secretary, proxy to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the “Corporation”) that the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.
The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are William S. Aichele, Norman L. Keller, Thomas K. Leidy and Merrill S. Moyer), FOR the election of the nominees for Alternate Director (the nominees are Margaret K. Zook, William G. Morral and Mark A. Schlosser), FOR the proposal to Amend the Articles of Incorporation of Univest Corporation of Pennsylvania to Add Authorization Provision and to Restate the Purpose Provision, FOR the proposal to Amend Univest’s Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock and to Authorize Issuance of Preferred Stock, FOR the proposal to Amend Univest’s Articles of Incorporation to Reduce Quorum at Shareholder Meetings from 662 /3% to a Majority, and FOR the proposal to Amend Univest’s Articles of Incorporation to Clarify the Nomination Process for Alternate Directors.

Signature:

Signature:

Date:

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:
1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:

You may vote by telephone or internet 24 hours a day, 7 days a week.
Your telephone or internet vote authorizes the named proxy to vote in the same manner as if you marked, signed and returned your proxy card.